SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

October 5, 2001

NOLAND COMPANY

Commission File No. 2-27393

A Virginia Corporation IRS Identification #54-0320170

80 29th Street

Newport News, Virginia 23607

Telephone: (757) 928-9000

Item 4. Change in Registrant's Certifying Accountants

On October 5, 2001, Noland Company (the "Company") dismissed PricewaterhouseCoopers LLP after PricewaterhouseCoopers LLP sold its Virginia Beach, Virginia office that historically had performed auditing services for the Company. The Company has appointed KPMG LLP as its independent certifying accountants effective October 10, 2001. The Audit Committee of the Company's board of directors approved the change.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the past two fiscal years in the period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through October 5, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Exhibit Index

16.1 Letter regarding change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOLAND COMPANY

October 11, 2001 Arthur P. Henderson, Jr.

Arthur P. Henderson, Jr.

Vice President-Finance

Exhibit 16.1

October 9, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by Noland Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 5. We agree with the statements concerning our Firm in such Form 8-K.

PRICEWATERHOUSECOOPERS LLP